Exhibit 10.16
CASH AWARD AGREEMENT

THIS CASH AGREEMENT (“Agreement”) is entered into by and between Aneesha Arora (“Employee”) and Hillenbrand, Inc. (“Company”) (collectively, the “Parties”).

WHEREAS, the Employee was not yet employed at the regular date of the Company’s annual long term incentive compensation (“LTIC”) grants in December 2021; and

WHEREAS, the Company is willing to provide Employee a Cash Award (as defined in paragraph 1 below) to make up for the time-based restricted stock unit portion of Employee’s targeted annual LTIC award; and

WHEREAS, the Company and Employee have agreed to execute this Agreement to memorialize the terms and conditions of such Cash Award.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Employee hereby agree as follows:

1.Subject to the terms and conditions contained herein, the Company agrees to pay Employee a Cash Award of $183,333.33, less applicable taxes and deductions required by law. Such Cash Award shall be paid as follows:
a.$61,111.11 of the Cash Award shall be paid on December 2, 2022.
b.$61,111.11 of the Cash Award shall be paid on December 2, 2023.
c.The remaining balance of the Cash Award ($61,111.11) will be paid on December 2, 2024.
2.Employee must be actively employed with the Company and/or its affiliated companies on a full-time basis on each of the payment dates in paragraph 1 to receive the applicable portion of the Cash Award.
3.Employee understands that Employee’s employment remains solely at will and may be terminated by either the Employee or Company and/or its affiliate companies at any time. Nothing in this Agreement shall be deemed to be a guaranty of employment for any length of time.
4.Employee specifically agrees and understands that the existence and terms of this Agreement are strictly CONFIDENTIAL and that such confidentiality is a material term of this Agreement. Accordingly, except as required by law or as authorized by the Company in writing, Employee agrees that he shall not communicate, display or otherwise reveal any of the contents of this Agreement to anyone other than their spouse, legal counsel, accountant, or financial advisor; provided, however, that they are first advised of the confidential nature of this Agreement.

Nothing in this Agreement prohibits Employee from reporting possible violations of federal, state, or local laws or regulations to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or from making other disclosures (including, but not limited to, providing documents or other information) that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of Company to make any such reports or disclosures, and Employee is not required to notify Company that Employee has made such reports or disclosures. Employee also is not limited in Employee’s right to receive an award for information provided to any government agency or entity.

As provided by federal law (18 U.S.C. § 1833), Employee understands that Employee will not be held criminally or civilly liable under any federal or state trade secret law for Employee’s disclosure of a trade secret that is made by Employee: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to any attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed by Employee in a lawsuit or other proceeding, on the condition that such filing is made under seal.

5.Employee represents and acknowledges that in signing this Agreement they do not rely, and has not relied, upon any representation or statement made by the Company and/or its affiliated companies or by any of the Company’s employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.
6.This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended and shall be construed and administered in accordance with Section 409A.
7.This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by and interpreted in accordance with the laws of the State of Indiana. All actions to enforce this Agreement shall be brought in the state or federal courts of Indiana. The Parties submit to the exclusive jurisdiction of such courts.
8.This Agreement contains all of the understandings and representations between the Parties relating to the Cash Award and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both oral and written, with respect to any retention bonus; provided, however, that this Agreement shall not supersede any other agreements between the Company and Employee, specifically including but not limited to any non-competition or non-solicitation agreement between the Parties, including the Company’s affiliated companies. This Agreement shall not be altered, amended, modified or otherwise changed except in writing and signed by both Parties.

IN WITNESS WHEREOF, the Parties have themselves signed this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

“EMPLOYEE” HILLENBRAND, INC.

Signed: /s/ Aneesha Arora         Signed: /s/ Kimberly K. Ryan

Printed: Aneesha Arora         Printed: Kimberly K. Ryan

Dated: November 17, 2021         Title: Executive Vice President

            Dated: November 17, 2021